Registration Statement No. 033-52069

As filed with the Securities and Exchange Commission on June 23, 2014

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

OLD REPUBLIC INTERNATIONAL CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	36-2678171
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

307 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS 60601-5382
(ADDRESS, INCLUDING ZIP CODE OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

GREAT WEST CASUALTY COMPANY PROFIT SHARING PLAN
(FULL TITLE OF THE PLAN)

WILLIAM J. DASSO
ASSISTANT VICE PRESIDENT AND ASSISTANT SECRETARY
OLD REPUBLIC INTERNATIONAL CORPORATION
307 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS 60601-5382
(312) 346-8100
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act: (Check one)”

Larger accelerated filer  ☒        Accelerated filer  ☐       Non-accelerated filer ☐       Smaller reporting company ☐

Deregistration of Securities

This post-effective amendment relates to Registration Statement No. 033-52069 on Form S-8 of Old Republic International Corporation (the “Company”), which registered shares of Company Common Stock, par value $1.00 per share, issuable pursuant to the Great West Casualty Company Profit Sharing Plan (the “Registration Statement”).

Effective as of January 1, 2014, the Great West Casualty Company Profit Sharing Plan was merged into the Company’s Baseline Security Plan and the offering of securities pursuant to the Registration Statement terminated.

In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered pursuant to the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all Common Stock registered under the Registration Statement but not sold under the Registration Statement as of the filing date of this post-effective amendment.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has fully caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 23, 2014.

OLD REPUBLIC INTERNATIONAL CORPORATION

By: /s/ A. C. Zucaro
       __________________________________

       Name:  A. C. Zucaro
       Title:  Chairman of the Board and Chief Executive Officer